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                                                                   Exhibit 10.20



                          BOSTON SCIENTIFIC CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN


1.   ADMINISTRATION

     Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once a written agreement evidencing an Award hereunder has been provided to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such delivery. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

     Notwithstanding any provision herein to the contrary, the Administrator may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate, to provide for awards to non-U.S. participants; provided, that no such action by the Administrator shall increase the total number of shares issuable hereunder.

2.   LIMITS ON AWARD UNDER THE PLAN

     a. NUMBER OF SHARES. A maximum of 20,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

     b. TYPE OF SHARES. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     c. STOCK-BASED AWARD LIMITS. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person in any calendar year shall each be 5,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

     d. OTHER AWARD LIMITS. No more than $10,000,000 may be paid to any individual with respect to any Cash or Other Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash or Other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $10,000,000 limit, and (B) multiple Cash or Other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to separate $10,000,000 limits.

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3.   ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.   RULES APPLICABLE TO AWARDS

     a.   ALL AWARDS

          (1) TERMS OF AWARDS. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

          (2) PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

          (3) ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment (subject in each case to the limitations of Section 2) in cash, Stock or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

          (4) TRANSFERABILITY OF AWARDS. Awards may be transferred only as follows: (i) ISOs may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf); (ii) Stock Options other than ISOs may be transferred by will or by the laws of descent and distribution and, except as otherwise determined by the Administrator, may also be transferred during the Participant's lifetime, without payment of consideration, to one or more Family Members of the Participant; (iii) Awards of Unrestricted Stock shall be subject only to such transfer restrictions under the Plan as are specified by the Administrator; and
(iv) Awards other than Stock Options and other than Unrestricted Stock may not be transferred except as the Administrator otherwise determines. If an Award is claimed or exercised by a person or persons other than the Participant, the Company shall have no obligation to deliver Stock, cash or other property pursuant to such Award or otherwise to recognize the transfer of the Award until the Administrator is satisfied as to the authority of the person or persons claiming or exercising such Award.

          (5) VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates (i) all Awards (other than Stock Options, SARs and Restricted Stock) held by the Participant or by a permitted transferee under Section 4.a.(4) immediately prior to such cessation of employment or other service relationship will be immediately forfeited if not then vested and, where exercisability is relevant, will immediately cease to be exercisable, and (ii) Stock Options, SARs and Restricted Stock shall be treated as follows:

               (A) immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, by reason of such Participant's Retirement, all Stock Options, SARs and Restricted Stock Awards held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such Disability or, as applicable, Retirement, will become vested and, where exercisability is


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          relevant, will remain exercisable for the lesser of three years or the period ending on the latest date on which such Stock Option or SAR could have been exercised if the Participant's employment or other service relationship with the Company and its Affiliates had continued unchanged, whereupon such Stock Options and SARs shall terminate;

               (B) all Stock Options, SARs and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant's death will become vested and, where exercisability is relevant, will remain exercisable for the lesser of one year or the period ending on the latest date on which such Stock Option or SAR could have been exercised had the Participant not died, whereupon such Stock Options and SARs shall terminate;

               (C) except as provided in (D) below, all Stock Options, SARs and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation (other than by reason of death or Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, Retirement) of the Participant's employment or other service relationship with the Company and its Affiliates, to the extent then not vested shall terminate, and to the extent then exercisable, will remain exercisable for the lesser of three months or the period ending on the latest date on which such Stock Option or SAR could have been exercised if the Participant's employment or other service relationship with the Company and its Affiliates had continued unchanged, whereupon such Stock Options and SARs shall terminate;


               (D) all Stock Options, SARs and Restricted Stock Awards held by the Participant (or by a permitted transferee under Section 4.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to be for cause or to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation. For this purpose, "cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's misconduct or dishonesty which is harmful to the business or reputation of the Company.


Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or its Affiliates. Except as the Administrator otherwise determines, with respect to a Participant who is an employee or director of the Company or its Affiliates, such Participant's "employment or other service relationship with the Company and its Affiliates" will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and its Affiliates.

     (6) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax withholding requirements. In no event shall shares of Stock be tendered or held back by the Company in excess of the amount required to be withheld for Federal, state, and other taxes.

     (7) DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate.

     (8) RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder

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except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

          (9) SECTION 162(M). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of
Section 162(m), the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Administrator shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. The provisions of this Section 4.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m), and shall be deemed to be automatically modified to take into account any subsequent statutory changes, regulations, rulings or interpretations with respect thereto.

     b.   AWARDS REQUIRING EXERCISE

          (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2) EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option; provided, that each Stock Option must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value. Where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

          (3) PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, unless one of the following forms of payment is permitted by the Administrator in its discretion in any specific instance (with the consent of the optionee of an ISO, unless such permitted form of payment is expressly provided for in the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

          (4) GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides that the Stock Option is to be treated as an ISO. No ISO may be granted under the Plan after February 28, 2010, but ISOs previously granted may extend beyond that date.

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     c.   AWARDS NOT REQUIRING EXERCISE

     Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.   EFFECT OF CERTAIN TRANSACTIONS

     a.   MERGERS, ETC.

          (1) CHANGE IN CONTROL. Except as the Administrator may otherwise determine in connection with the grant of an Award, immediately prior to a Change in Control each Award shall vest (and if relevant shall become exercisable), all Performance Criteria and other conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated.

          (2) COVERED TRANSACTIONS. In the event of a Covered Transaction (and in addition to the provisions of Section 5(a) if also constituting a Change in Control), all Stock-based Awards (all Stock Options, SARs, Restricted Stock, Deferred Stock, including any Performance Awards consisting of any of the foregoing), except to the extent consisting of outstanding shares of Stock that are then free of any restrictions under the Plan, shall terminate immediately prior to the Covered Transaction unless assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of Awards by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant become exercisable) at least 10 days prior to the effective date of the Covered Transaction.

     b.   CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

          (1) BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 2.a. and to the maximum share limits described in Section 2.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c. or 2.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

          (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

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6.   LEGAL CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that any certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.


7.   AMENDMENT AND TERMINATION

     Subject to the provisions of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).


8.   NON-LIMITATION OF THE COMPANY'S RIGHTS

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.


9.   GOVERNING LAW

     The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.


10.  DEFINED TERMS

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     "ADMINISTRATOR": The Board or, if one or more has been appointed, the Committee, including their delegates (subject to such limitations on the authority of such delegates as the Board or the Committee, as the case may be, may prescribe). The senior Legal and Human Resources representatives of the Company shall also be the Administrator, but solely with respect to ministerial tasks related hereto.

     "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "AWARD": Any or a combination of the following:

          (i) Stock Options.

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          (ii)   SARs.

          (iii)  Restricted Stock.

          (iv)   Unrestricted Stock.

          (v)    Deferred Stock.

          (vi)   Other Stock-Based Awards.

          (vii)  Cash Performance Awards.

          (viii) Other Performance Awards.

          (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

     "BOARD": The Board of Directors of the Company.

     "CASH PERFORMANCE AWARD": A Performance Award payable in cash. The right of the Company under Section 4.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

     "CHANGE IN CONTROL": Any of:

     (i) an acquisition, consolidation or merger in which the Company is not the surviving corporation or with respect to which all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

     (ii) a sale or transfer of all or substantially all the Company's assets;

     (iii) a complete dissolution or liquidation of the Company; or

     (iv) continuing directors constitute less than a majority of the Board, where a "continuing director" includes (A) each person who was a director of the Company on January 3, 2000, and (B) each person who subsequently becomes a director of the Company with approval by a vote of at least a majority of the "continuing directors" in office at the time of such person's election or nomination as a director unless that person became a director in connection with an actual or threatened election contest.

Notwithstanding clauses (i) through (iv) above, none of the following shall constitute a "Change in Control" for purposes of this definition:

     (x) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company;

     (y) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

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     (z) (A) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 60% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

     "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "COMMITTEE": One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

     "COMPANY": Boston Scientific Corporation.

     "COVERED TRANSACTION": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

     "DEFERRED STOCK": A promise to deliver Stock or other securities in the future on specified terms.

     "DISABILITY": Permanent and total disability as determined under the Company's long-term disability program for employees then in effect.

     "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

     "FAMILY MEMBER": An individual or entity included as a "family member" within the meaning of the Security and Exchange Commission's Form S-8, Registration Statement Under The Securities Act of 1933.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     "PARTICIPANT": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     "PERFORMANCE AWARD": An Award subject to Performance Criteria.

     "PERFORMANCE CRITERIA": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements;


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stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

     "PLAN": The Boston Scientific Corporation 2000 Incentive Plan as set forth herein, as from time to time amended and in effect.

     "RESTRICTED STOCK": An Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

     "RETIREMENT": Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 50 and has accrued at least five years of service with the Company and its Affiliates, and (ii) the sum of the Participant's age and years of service as of such date equals or exceeds 62.

     "SECTION 162(m)": Section 162(m) of the Code.

     "SARS": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

     "STOCK": Common Stock of the Company, par value $.01 per share.

     "STOCK OPTIONS": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

     "UNRESTRICTED STOCK": An Award of Stock not subject to any restrictions under the Plan.